Exhibit 21.1

List of Subsidiaries

BE AEROSPACE, INC.
BE Aerospace (USA), LLC
Acurex, LLC
B/E Aerospace International Ltd
Nordskog Industries, Inc.
B/E Aerospace Services, LLC
Advanced Thermal Sciences Corporation
ATS Japan Corporation
Advanced Thermal Sciences Taiwan Corporation
Advanced Thermal Sciences Korea
Advanced Thermal Sciences Shanghai Corporation
Modoc Engineering Corporation
Aerospace Lighting Corporation
BE Aerospace Australia, Inc.
BE Aerospace Canada, Inc.
B/E Aerospace (Canada) Company
BE Aerospace El Salvador, Inc.
BE Aerospace El Salvador, Sociedad Amonima de Capital Variable
B/E Aerospace Development Corporation
BE Intellectual Property, Inc.
B/E Aerospace Machined Products, Inc.
Bomhoff Acquisition, Inc.
C2 Composites Limited
Composite Specialties, Inc.
DMGI, LLC
Denton Jet Interiors, LLC
Dräger Aerospace GmbH
Avox Hispania S.L., Spain
Special Parachute
Equipment and Logistics
Consortium GbR.
Flight Structures, Inc.
IFE Sales, LLC
Maynard Precision, LLC
Modern Metals, LLC
Nelson Aerospace, LLC
NYF Corp.
Jay Cee Fastener Corp.
M & M Aerospace Hardware, Inc.
M & M Aerospace Hardware SARL
M & M Aerospace Hardware GmbH
M & M Aerospace Hardware Ltd.
M & M Aerospace Hardware Ptc. Ltd.
CMP SAS
T.L. Windust Machine, LLC
BE Aerospace Netherlands BV
B/E Aerospace Services B.V.
Koninkliijke Fabriek Inventum BV (Royal Inventum)
BE Aerospace (UK) Holdings Limited
BE Aerospace (Germany) GmbH
CF Taylor (B/E) UK Limited
B/E Aerospace (UK) Limited
BE Aerospace (France) SARL
Burns Aerospace Europe (SARL)